SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)         May 26, 1995




                                 TRITON ENERGY CORPORATION

            (Exact name of registrant as specified in its charter)



   Delaware                         1-7864                       75-1151855
 (State or other jurisdiction of   (Commission               (IRS Employer
 incorporation)                     File Number)           Identification No.)



6688 N. Central Expressway
Suite 1400
Dallas, Texas                                     75206
(Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code             (214) 691-5200





                                   N/A

        (Former name or former address, if changed since last report)

ITEM 5.       OTHER EVENTS.

      As reflected in the attached press release, on May 26, 1995, the Company sold 10.4 million barrels of oil in a forward oil sale. Under the terms of the sale, the Company has received approximately $87 million of the approximately $124 million net proceeds, and is entitled to receive substantially all of the remaining proceeds (now held in various interest-bearing reserve accounts) when the Company's Cusiana and Cupiagua fields project in Colombia becomes self-financing, which is expected in 1997, and when certain other conditions are met. The barrels are to be delivered during a five-year period beginning in June 1995.

     The oil was purchased by a newly formed, special-purpose corporation using funds provided by the sale to investors of the corporation's
investment-grade  securities.    The  securities were privately placed by J.P.
Morgan Securities Inc. with several major U.S. institutional investors.
Morgan Guaranty Trust Company of New York has agreed to purchase the oil delivered by Triton to the special-purpose corporation at a fixed price of $15.87 per barrel.

       In order to accommodate efficient marketing of the oil delivered by the special-purpose corporation to Morgan Guaranty, the Company has agreed to purchase such oil at a price per barrel equal to the then current market price of West Texas Intermediate crude minus $2.50. The Company intends to resell the oil purchased from Morgan Guaranty together with the Company's other Colombian production.

       Morgan Guaranty also agreed to purchase up to $40 million of additional production on a forward sale basis in the event that the Company is otherwise unable to meet its cash call obligations in respect of the Cusiana and Cupiagua fields project. The number of barrels would be determined based on a formula intended to reflect their fair market value. The Company does not expect, however, to sell any production under this agreement.

     The purchase prices and other terms of the transaction were determined by arm's-length negotiations among the Company, J.P. Morgan Securities Inc., Morgan Guaranty Trust Company of New York and the purchasers of the special-purpose corporation's debt. The prices reflect the various parties' mutual agreement as to present fair market value of the barrels of oil to be delivered, taking into account such factors as quality relative to West Texas Intermediate crude, transportation costs and timing of deliveries.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)     Not applicable.

     (b) Unaudited Pro Forma Consolidated Condensed Balance Sheet as of March 31, 1995.

     (c)     Exhibits.

               Exhibit No.                Description

                   10.1          Triton Crude Purchase Agreement

                   10.2          Crude Oil Purchase Agreement

                   99.1          Press release

                  TRITON ENERGY CORPORATION AND SUBSIDIARIES
                       PRO FORMA FINANCIAL INFORMATION
                            BASIS OF PRESENTATION




     The accompanying unaudited Pro Forma Consolidated Condensed Balance Sheet of the Company adjusts the March 31, 1995 historical consolidated condensed balance sheet to give effect to the Colombian forward oil sale described in
Item 5 as though such transaction occurred on March 31, 1995.

        Pro Forma Consolidated Condensed Statements of Operations for the year ended May 31, 1994, the seven months ended December 31, 1994 and the three months ended March 31, 1995 are not presented herein since the Company's production in Colombia was not at commercial levels throughout most of this time period. Had the Company been producing crude oil at commercial levels during this period, the pro forma adjustments that would have been applied to the consolidated condensed statements of operations would have (i) reduced sales and other operating revenues by the difference in actual oil prices that would have been received during the applicable reporting periods and the fixed price received in the forward oil sale and (ii) reduced depletion expense due to lower production volumes.

     The Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the historical consolidated financial statements and the related notes included in the Company's Transition Report on Form 10-K for the seven months ended December 31, 1994. The pro forma information is not necessarily indicative of the Company's financial position that might have occurred had such transaction actually occurred on March 31, 1995.

                  TRITON ENERGY CORPORATION AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                MARCH 31, 1995
                                (IN THOUSANDS)
                                 (UNAUDITED)


                                                   HISTORICAL    ADJUSTMENTS        PRO FORMA
ASSETS

Current assets:
Cash and equivalents                               $     9,113   $     86,610  (a)  $   95,723
Short-term marketable securities                        22,482                          22,482
Receivables                                             26,997                          26,997
Inventories, prepaid expenses and other                  3,958                           3,958

Total current assets                                    62,550         86,610          149,160
Long-term marketable securities                         21,007                          21,007
Property and equipment, at cost, less accumulated
     depreciation and depletion of $499,996            428,121                         428,121
Investments and other                                  130,748         35,613  (b)     166,361
                                                   $   642,426   $    122,223       $  764,649

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term borrowings and current
    installments of long-term debt                 $     7,279   $                  $    7,279
Accounts payable and accrued liabilities                23,962          9,069  (c)      33,031
Total current liabilities                               31,241          9,069           40,310

Long-term debt, excluding current installments         349,852                         349,852
Deferred income taxes                                   18,474                          18,474
Deferred income and other                                8,128        113,154  (d)     121,282

Shareholders' equity:
Preferred stock, no par value                           17,976                          17,976
Common stock, par value $1                              35,578                          35,578
Additional paid-in capital                             504,956                         504,956
Accumulated deficit                                   (315,569)                       (315,569)
Foreign currency translation adjustment                 (6,958)                         (6,958)
Other                                                     (785)                           (785)
                                                       235,198                         235,198
Less cost of common stock in treasury                      467                             467

Total shareholders' equity                             234,731                         234,731

Commitments and contingencies
                                                   $   642,426   $    122,223       $  764,649


The Company uses the full cost method to account for its oil and gas producing activities.
     See accompanying notes to pro forma consolidated condensed financial statements.

                  TRITON ENERGY CORPORATION AND SUBSIDIARIES
        NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


     NOTE 1: The accompanying unaudited pro forma condensed consolidated balance sheet adjusts the March 31, 1995 historical condensed consolidated balance sheet to give effect to the Colombian forward oil sale as though such transaction occurred on March 31, 1995.

     Pro forma adjustments are made to reflect:
     (a)     the net proceeds received upon consummation of the sale;

     (b) the long term receivable for the remaining proceeds to be received when the Cusiana and Cupiagua fields project becomes self-financing, which is expected in 1997, and when certain other conditions are met;

     (c) the current portion of the unearned revenue liability and accrued transaction costs; and

 .     (d)     the long-term portion of the unearned revenue liability.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              TRITON ENERGY CORPORATION



Date:  June 8, 1995                   By: /s/Robert B. Holland, III

                                   Robert B. Holland, III, Senior Vice
                                   President and General Counsel